Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration   No. 333-151761) and in the Registration Statements on Form S-8 (Registration No. 333-111591 and 333-162577) of Pluristem Therapeutics Inc. of our report dated September 20, 2010, with respect to the consolidated financial statements of Pluristem Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2010.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Haifa, Israel
September 20, 2010